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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                                 MACROPORE, INC.

         MACROPORE, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the original name of this corporation is MacroPore, Inc., the original Certificate of Incorporation (the "Original Certificate") was filed under the Corporation's current name, and that the date of filing the Original Certificate with the Secretary of State of the State of Delaware is May 16, 1997.

         SECOND: That in accordance with Section 228, 242 and Section 245 of the General Corporation Law, the Board of Directors and the holders of the outstanding capital stock of the Corporation adopted, approved and filed with the Secretary of State for the State of Delaware an Amended and Restated Certificate of Incorporation (the "First Amended Certificate") on September 13, 1997, that amended and restated the Original Certificate.

         THIRD: That in accordance with Section 228, 242 and Section 245 of the General Corporation Law, the Board of Directors and the holders of the outstanding capital stock of the Corporation adopted, approved and filed with the Secretary of State for the State of Delaware an Amended and Restated Certificate of Incorporation (the "Second Amended Certificate") on October 26, 1998, that amended and restated the First Amended Certificate.

         FOURTH: That in accordance with Section 228, 242 and Section 245 of the General Corporation Law, the Board of Directors and the holders of the outstanding capital stock of the Corporation adopted, approved and filed with the Secretary of State for the State of Delaware an Amended and Restated Certificate of Incorporation (the "Third First Amended Certificate") on June 14, 1999, that amended and restated the Second Amended Certificate.

         FIFTH: That in accordance with Section 228, 242 and Section 245 of the General Corporation Law, the Board of Directors and the holders of the outstanding capital stock of the Corporation adopted, approved and filed with the Secretary of State for the State of Delaware an Amended and Restated Certificate of Incorporation (the "Fourth Amended Certificate") on November 15, 1999, that amended and restated the Third Amended Certificate.

         SIXTH: That in accordance with Section 242 and Section 228 of the General Corporation Law, the Board of Directors and the holders of the outstanding capital stock of the Corporation adopted, approved and filed with the Secretary of State for the State of

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Delaware a Certificate of Amendment to the Fourth Amended Certificate on
January 11, 2000.

         SEVENTH: That this Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate) restates and amends the Fourth Amended Certificate, as amended to date. This Amended and Restated Certificate was duly adopted by the directors and stockholders of the Company in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

         EIGHTH: That the Amended and Restated Certificate shall not become effective until 4:00 p.m., eastern standard time, on August 7, 2000 (the "Effective Time");

         NINTH: At the Effective Time, the Fourth Amended Certificate, as amended to date, is hereby amended and restated in its entirety to read as follows:


                                   ARTICLE I.

         The name of the corporation is MacroPore, Inc. (the "Corporation").

                                   ARTICLE II.

         The address of the registered office of the Corporation in the State of Delaware is:

                               CorpAmerica, Inc.
                               30 Old Rudnick Lane
                               Dover, DE
                               County of Kent

         The name of the Corporation's registered agent at said address is CorpAmerica, Inc.

                                  ARTICLE III.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

         A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Million (100,000,000) shares, Ninety Five Million (95,000,000) shares of which shall be Common Stock (the "Common Stock") and Five Million (5,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Common Stock and the Preferred Stock shall each have a par value of $0.001 per share.

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         B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation.

         C. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V.

     The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                   ARTICLE VI.

         The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                  ARTICLE VII.

         To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.

         The Corporation shall indemnify to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

         Neither any amendment or repeal of this Article VII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article

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VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding arising, or that, but for this
Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII.

         The Corporation is to have perpetual existence.

                                   ARTICLE IX.

         The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

                                   ARTICLE X.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provisions) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.


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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by the President of the Corporation on August 4, 2000.

MACROPORE, INC.



By:      /s/ Michael J. Simpson
         ---------------------------
Name:    Michael J. Simpson,
Title:   President



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